Exhibit 10.1

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is made as of September     , 2013 by and between the investor identified on the signature page hereto (“Purchaser”) and Manitex International, Inc., a Michigan corporation (the “Company”), and the parties hereto agree as follows:

1. Subscription

(a) Purchaser agrees to buy and the Company agrees to sell and issue to Purchaser such number of shares of the Common Stock set forth on the signature page hereto (the “Shares”) for the purchase price set forth thereon. “Common Stock” means the Company’s common stock, no par value per share.

(b) The offering and sale of the Shares (the “Offering”) are being made pursuant to (i) an effective Registration Statement on Form S-3 (Registration No. 333-176189) (as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act) the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the prospectus contained therein dated August 9, 2011, (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) that have been or will be filed, if required, with the Commission and delivered to the Purchaser on or prior to the date hereof, containing certain supplemental information regarding the terms of the Offering and the Company, and (iii) a final prospectus supplement containing certain supplemental information regarding the terms of the Offering that has been or will be filed with the Commission and delivered to the Purchaser as required by law.

(c) On September     , 2013, subject to the satisfaction or waiver of all of the closing conditions set forth in the Placement Agency Agreement (the “Placement Agreement”) dated September     , 2013 by and between the Company and Avondale Partners, LLC, as lead placement agent (“Avondale”) and, as co-placement agents Roth Capital Partners, LLC (“Roth”) and The Benchmark Company, LLC (“Benchmark” and, together with Avondale and Roth, the “Placement Agents”) (i) the Purchaser shall pay the aggregate purchase price for the Shares by delivery of immediately available funds to an account specified by the Company, and (ii) the Company will deliver, or cause to be delivered, to the Purchaser, such Purchaser’s Shares, with such delivery to be made, if possible, through the facilities of the Depository Trust Company’s DWAC system. Purchaser acknowledges that the Company has agreed to pay the Placement Agents a fee and to reimburse the Placement Agents for certain expenses in respect of the sale of the Shares to the Purchaser, in accordance with the Placement Agreement.

2. Company Representations and Warranties. The Placement Agreement contains representations, warranties, covenants and agreements of the Company that may be relied upon by the Purchaser, which shall be a third party beneficiary thereof. The Company represents and warrants that a true and correct copy of the Placement Agreement is attached hereto as Exhibit A. In addition, and without limiting the generality of the foregoing, the Company represents and warrants that: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation, as amended, or its amended and restated bylaws, except in the case of clauses (i) and (ii) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under the Subscription Agreement; (d) the Shares have been duly authorized for sale and issuance, and when issued and delivered, will be validly issued, fully paid and nonassessable; (e) the Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Subscription Agreement; (f) all preemptive rights or rights of first refusal held by shareholders of the Company and applicable to the transactions contemplated hereby, if any, have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such shareholders conferring such rights; and (g) except with respect to the transactions contemplated by the Placement Agreement, this Subscription Agreement and other subscription agreements entered into pursuant to the Placement Agreement, the Company has not provided the Purchaser with any material, non-public information.

3. Purchaser Representations, Warranties and Acknowledgments. Purchaser represents and warrants that: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Purchaser’s articles of incorporation or bylaws (or other similar governing documents), or (ii) any material agreement or any law or regulation to which Purchaser is a party or by which any of its property or assets is bound; (d) prior to the execution hereof, Purchaser has had full access to and relied only upon (i) the documents referenced in Section 1(b), and (ii) the pricing and other information contained in this Subscription Agreement; and (e) it has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) or engaged in any transactions in the securities of the Company (including, without limitations, any short sales (as defined in Rule 200(a) of Regulation SHO) involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or the Placement Agents regarding an investment in the Company. Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed.

4. Covenants.

(a) The Company shall, by 8:00 a.m. (Central time) on the trading day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and issue a Current Report on Form 8-K including the Placement Agreement and form of subscription agreement as exhibits thereto. The Company agrees that neither the press release nor the Current Report on Form 8-K will contain the identity of the Purchasers, unless otherwise required by

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law or any regulatory agency that regulates the Company. From and after the issuance of such press release and Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company, if any, or any of its officers or directors in connection with the transactions contemplated hereby.

5. Miscellaneous.

(a) The Placement Agents are serving as placement agents in this transaction and consummation of the transaction is subject to the terms and conditions of the Placement Agreement.

(b) Except as otherwise provided herein, this Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement. This Subscription Agreement may be modified only in writing signed by the parties hereto. The Company represents and warrants that this Subscription Agreement is and will be the same in all material respects with other subscription agreements entered into pursuant to or in connection with the Placement Agreement.

(c) All representations, warranties, and agreements of the Company herein or in the Placement Agreement shall survive delivery of, and payment for, the Shares purchased hereunder.

(d) This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery of a facsimile or PDF.

(e) The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(f) All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed e-mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or the Purchaser, as applicable, at the address for such recipient listed on the signature pages hereto or at such other address as such recipient has designated by two days advance written notice to the other parties hereto.

(g) This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of, any of its rights under this Subscription Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

MANITEX INTERNATIONAL, INC.

By:
Name:
Title:

Address for notice:

Manitex International, Inc.
9725 Industrial Drive
Bridgeview, Illinois 60455
Fax: (708) 430-1227
Attention: David H. Gransee

With a copy to:

Bryan Cave LLP 211 North Broadway Suite 3600 St. Louis, Missouri 63102 Fax: (314) 259-2020 Attention: Todd M. Kaye

[Signature Page to Subscription Agreement]

PURCHASER:

(Print Name of Purchaser)
By:
Name:
Title:

Address:

Number of Shares:
Purchase Price Per Share:
Aggregate Purchase Price:

[Signature Page to Subscription Agreement]

EXHIBIT A

PLACEMENT AGENCY AGREEMENT